SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2003

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

WASHINGTON MUTUAL MSC MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2003-AR4
(Exact name of Registrant as specified in its charter)

Delaware	333-103345	94-2528990
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1706
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 377-8555

ITEM 7.  Financial Statements and Exhibits.

The following exhibit is filed herewith:

99.1 Intex models (the “Intex Models”) prepared by Bear Stearns & Co., Inc. in connection with the Registrant´s Washington Mutual MSC Mortgage Pass-Through Certificates, Series 2003-AR4 (the “Certificates”). The Intex Models allow prospective investors to generate hypothetical performance data with respect to the Certificates based on assumptions chosen by them regarding certain characteristics of the related mortgage loans. Access to the Intex Models can be obtained by contacting Jeff Maggard at Bear Stearns & Co., Inc. at telephone number 212-272-9457.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
Date: August 26, 2003	By:	/s/ David H. Zeilke David H. Zielke First Vice President and Counsel